                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

New Plan Realty Trust, a Massachusetts business trust
New Plan Securities Corp., a New York corporation
New Plan Realty of Alabama, Inc., an Alabama corporation
Avion Service Corp., a Pennsylvania corporation
New Plan Realty of Kingsport, Inc., a Tennessee corporation
New Plan Factory Malls, Inc., a Delaware corporation
New Plan of Tara, Inc., a Delaware corporation
New Plan of Fashion Corners, Inc., a Delaware corporation
New Plan Disbursing Corp., a Delaware corporation
New Plan Realty of Louisiana, Inc., a Delaware corporation
New Plan of Tennessee, Inc., a Delaware corporation
New Plan Realty of Louisiana, L.P., a Delaware limited partnership New Plan of Waterford Place, L.P., a Delaware limited partnership
New Plan of Tennessee, L.P., a Delaware limited partnership
New Plan of New Garden, Inc., a Delaware corporation
New Plan of New Jersey, Inc., a Delaware corporation
New Plan of Tinton Falls, Inc., a Delaware corporation
New Plan of Eastgreen, Inc., a Delaware corporation
New Plan of Northgate, Inc., a Delaware corporation
New Plan of Polo Run, Inc., a Delaware corporation
NC Properties #1, Inc., a Delaware corporation
NC Properties #2, Inc., a Delaware corporation
Excel Realty Trust -- NC, a North Carolina partnership
TX Properties #1, Inc., a Delaware corporation
TX Properties #2, Inc., a Delaware corporation
Excel Realty Trust -- TX, L.P., a Texas limited partnership
Excel Realty -- PA, Inc., a Delaware corporation
Excel Realty -- NE, Inc., a Nebraska corporation
Excel Realty -- ST, Inc., a Delaware corporation
Excel Westminster Marketplace, Inc., a Delaware corporation
Excel Realty Partners, L.P., a Delaware limited partnership
E.H. Properties, L.P., a Delaware limited partnership
New Plan DRP Trust, a Maryland business trust